                                                                       Exhibit 5

                                KENNEDY & BARIS, L.L.P.
                                   ATTORNEYS AT LAW
                                      SUITE P-15
                                  4701 SANGAMORE ROAD
    TEXAS OFFICE:                   BETHESDA, MD 20816                 WASHINGTON DC OFFICE:
     SUITE 2550                      (301) 229-3400                          SUITE 320
112 EAST PECAN STREET              FAX: (301) 229-2443              1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205                                                  WASHINGTON, DC 20036
   (210) 228-9500                                                         (202) 835-0313
 FAX: (210) 228-0781                                                   FAX: (202) 835-0319






                                February 23, 2005

Board of Directors
CommerceFirst Bancorp, Inc.
1804 West Street
Annapolis, Maryland 21401


         Re: Registration Statement on Form S-2

Gentlemen:

         As counsel to CommerceFirst Bancorp, Inc. (the "Company") we have participated in the preparation of the Company's Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the proposed public offering, of additional shares of the Company's common stock, as set forth in the registration statement (the "Additional Shares"). The offer and sale of up to 805,000 of common stock was registered pursuant to Registration Statement No. 333-121394, declared effective on February 22, 2005 (the "Initial Registration").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Additional Shares, when sold in the manner and to the extent set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company
..

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

                                                     Sincerely,



                                                     /s/ Kennedy & Baris, L.L.P.